UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 12, 2026
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2026, Mr. Michael F. Barry, a member of the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”) notified the Company of his retirement from the Board, effective at the conclusion of the Board meeting on May 13, 2026. Mr. Barry served on the Company’s Board since 2008, having served as Chairman of the Board since 2009, and was a member of the Sustainability Committee. Mr. Barry’s decision to retire was voluntary and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
In connection with Mr. Barry’s retirement, the Board acted to reduce its size from eleven to ten directors, effective May 13, 2026.
Also on May 13, 2026, the Board appointed Mr. Mark A. Douglas, an independent director who has served on the Board since 2013, to succeed Mr. Barry as Chairman. Because Mr. Douglas is an independent director, the Board determined that it was no longer necessary to maintain a Lead Director role and voted to eliminate the role, effective May 13, 2026. Mr. Jeffry D. Frisby, who served as Lead Director since 2023, remains on the Board and remains the Chair of the Sustainability Committee and a member of the Compensation and Human Resources Committee.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
As of March 2, 2026, the record date for the 2026 Annual Meeting, 17,335,077 shares of the Company’s common stock were outstanding, and the holders of those shares were entitled to cast one vote for each share held. Set forth below are the matters acted upon by the shareholders at the 2026 Annual Meeting and the final voting results of each such proposal.
Proposal No.1 – Election of Directors.
The shareholders elected three directors to serve a three-year term until the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Nandita Bakhshi	16,161,268	154,875	8,718	359,761
Joseph A. Berquist	16,174,577	145,059	5,225	359,761
Charlotte C. Henry	15,520,372	798,377	6,112	359,761
Proposal No. 2 – Advisory Vote on Compensation of the Company’s Named Executive Officers
The Company’s shareholders approved, on a non-binding basis, the Company’s compensation of its named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative disclosures contained in the Company’s Proxy Statement for the 2026 Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
15,611,451	705,057	8,353	359,761
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2026
The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2026. The results of the vote were as follows:

For	Against	Abstain
16,281,591	394,927	8,104

Item 7.01 Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing the retirement of Mr. Barry, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 15, 2026	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
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